Post Holdings, Inc. Lender Presentation March 18, 2015

Certain matters discussed in this presentation are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current expectations of Post Holdings, Inc. (“Post,” “the Company”, “we,” “us,” or “our”) and are subject to uncertainty and changes in circumstances. These forward-looking statements include, among others, statements regarding expected synergies and benefits of the acquisition of MOM Brands Company (“MOM Brands”), expected financial contributions of MOM Brands, expectations about the accretive nature and timing of the MOM Brands transaction, expectations about the tax benefits and the financing of the MOM Brands transaction, the expectation of Post/MOM Brands being the leader in the value segment, expectations about market position and future business plans, expectations about the prospective performance, market share and opportunities, regulatory approvals and the expected financing and timing of the closing of the MOM Brands transaction. These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words. There is no assurance that the acquisition of MOM Brands will be consummated, and there are a number of risks and uncertainties that that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include risks relating to Post’s ability to obtain financing and access to capital for the MOM Brands acquisition or our ability to otherwise complete the acquisition; the timing to consummate the acquisition of MOM Brands; the ability of regulatory authorities to take action under the antitrust laws for the MOM Brands acquisition, including antitrust approvals, and our ability to satisfy other closing conditions; Post’s ability to realize the synergies contemplated by the acquisition of MOM Brands; Post’s ability to promptly and effectively integrate the MOM Brands business; our high leverage and substantial debt, including covenants that restrict the operation of our business; our ability to service outstanding debt or obtain additional financing, including secured and unsecured debt; our ability to continue to compete in our product markets and our ability to retain market position; our ability to identify and complete acquisitions, manage growth and integrate acquisitions; changes in our cost structure, management, financing and business operations; significant volatility in the costs of certain raw materials, commodities, packaging or energy used to manufacture our products; our ability to maintain competitive pricing, introduce new products or successfully manage costs; our ability to successfully implement business strategies to reduce costs; impairment in the carrying value of goodwill or other intangibles; the loss or bankruptcy of a significant customer; allegations that products cause injury or illness, product recalls and product liability claims and other litigation; our ability to anticipate and respond to changes in consumer preferences and trends; changes in economic conditions and consumer demand for our products; disruptions in the U.S. and global capital and credit markets; labor strikes, work stoppages or unionization efforts; legal and regulatory factors, including changes in advertising and labeling laws, food safety and laws and regulations governing animal feeding operations; our ability to comply with increased regulatory scrutiny related to certain of our products and / or international sales; the ultimate impact litigation may have on us, including the lawsuit (to which MFI Holding Corporation “Michael Foods” is a party) alleging violations of federal and state antitrust laws in the egg industry; our reliance on third party manufacturers for certain of our products; disruptions or inefficiencies in supply chain; our ability to recognize the expected benefits of the closing of the Modesto, California manufacturing facility; fluctuations in foreign currency exchange rates; consolidations among the retail grocery and foodservice industries; change in estimates in critical accounting judgments and changes to or new laws and regulations affecting our business; losses or increased funding and expenses related to qualified pension plans; loss of key employees; our ability to protect our intellectual property; changes in weather conditions, natural disasters, disease outbreaks and other events beyond our control; our ability to successfully operate international operations in compliance with applicable laws and regulations; our ability to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, including with respect to acquired businesses; business disruptions caused by information technology failures and / or technology hacking; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements represent the Company’s judgment as of the date of this presentation. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company disclaims, however, any intent or obligation to update these forward-looking statements. 1 Forward-Looking Statements This presentation does not constitute an offer to sell or the solicitation of an offer to buy any security.

Important Notice Regarding the Information Contained in this Presentation This presentation is intended to facilitate discussions with representatives of certain institutions regarding a potential financing for Post Holdings, Inc. (“Post” or the “Company”). You should not rely on the information contained in this presentation. This presentation does not purport to be all- inclusive or to contain all of the information that a prospective participant may consider material or desirable in making its decision to become a lender. This presentation is not being used as an offer to sell or a solicitation of an offer to buy securities of the Company or any of its affiliates in any jurisdiction. The information contained herein must be kept strictly confidential and may not be reproduced or distributed, in whole or in part, in any format without the Company’s prior written consent. Non-GAAP Financial Measures While the Company reports financial results in accordance with accounting principles generally accepted in the U.S., this presentation includes the non-GAAP measure Adjusted EBITDA for Post on both a historical and forecast basis, and for MOM Brands on a historical basis, neither of which is in accordance with or a substitute for GAAP measures. Adjusted EBITDA is a non-GAAP measure which represents earnings before interest, taxes, depreciation, amortization and other adjustments. Post considers Adjusted EBITDA an important supplemental measure of performance and ability to service debt. Adjusted EBITDA is often used to assess performance because it allows comparison of operating performance on a consistent basis across periods by removing the effects of various items. Adjusted EBITDA has various limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of results as reported under GAAP. For a reconciliation of Adjusted EBITDA to the comparable GAAP measures, see “Post Historical Financials Reconciliation” and “MOM Brands Historical Financials Reconciliation” in the appendix. Post has not provided a quantitative reconciliation of the forecast non-GAAP financial measures included in this presentation to the most comparable financial measure or measures calculated and presented in accordance with GAAP due primarily to the difficulty in forecasting and quantifying the exact amount of the items excluded from Adjusted EBITDA that will be included in the comparable GAAP financial measures such that it is not practicable to produce such reconciliations for this financial information without unreasonable effort. This presentation also includes supplemental financial measures related to Post’s pending acquisition of MOM Brands and the completed acquisitions of Golden Boy Foods Ltd. (“Golden Boy”), Dymatize Enterprises, LLC (“Dymatize”), MFI Holding Corporation (“Michael Foods”) and American Blanching Company (“ABC”), including Pro Forma Adjusted EBITDA. This data has not been prepared in accordance with the requirements of Regulation S-X or any other securities laws relating to the presentation of pro forma financial information. This data is presented for informational purposes only and does not purport to represent what Post’s actual financial position or results of operations would have been if the acquisitions have been completed as of an earlier date or that may be achieved in the future. For a reconciliation of Pro Forma Adjusted EBITDA to Adjusted EBITDA, see “Post Historical Financials Reconciliation” in the appendix. Certain of the Non-GAAP financial measures included herein present prospective financial information. The Company has not provided a quantitative reconciliation of the forecast non-GAAP financial measures included in this presentation to the most comparable financial measure or measures calculated and presented in accordance with GAAP due primarily to the difficulty in forecasting and quantifying the exact amount of the items excluded from Adjusted EBITDA that will be included in the comparable GAAP financial measures such that it is not practicable to produce such reconciliations for this financial information without unreasonable effort. Please note that the financial information presented herein for Golden Boy was prepared by its management in accordance with Canadian generally accepted accounting principles for private enterprises, and therefore may not be entirely comparable to Post’s financial information. 2 Additional Information

Prospective Financial Information The prospective financial information provided in this presentation regarding Post’s future performance, including Post’s expected Adjusted EBITDA for fiscal 2015 and specific dollar amounts and other plans, expectations, estimates and similar statements, represents Post management’s estimates as of the date of this presentation only and are qualified by, and subject to, the assumptions and the other information set forth on the slide captioned “Forward-Looking Statements.” The estimated 2015 Adjusted EBITDA and the dollar amounts and other plans, expectations, estimates and similar statements contained in this presentation are based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to business, economic and competitive uncertainties and contingencies, many of which are beyond our control, are based upon specific assumptions with respect to future business decisions, some of which will change and are necessarily speculative in nature. It can be expected that some or all of the assumptions of the estimates furnished by us will not materialize or will vary significantly from actual results. Accordingly, the information set forth herein is only an estimate of what management believes is realizable as of the date hereof, and actual results will vary from the estimates set forth herein. Investors should also recognize that the reliability of any forecasted financial data diminishes the farther in the future that the data is forecast. In light of the foregoing, investors are urged to put the estimated 2015 Adjusted EBITDA and other prospective financial information in context and not to place undue reliance on it. The estimated fiscal 2015 Adjusted EBITDA is not prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, and neither our independent registered public accounting firms nor any other independent expert or outside party compiles or examines these estimates and, accordingly, no such person expresses any opinion or any other form of assurance with respect thereto. The estimated 2015 Adjusted EBITDA is stated as a high and low range, which is intended to provide a sensitivity analysis as variables are changed but it is not intended to represent that actual results could not fall outside of the estimated ranges. Any failure to successfully implement our operating strategy or the occurrence of any of the events or circumstances set forth under “Forward- Looking Statements” could result in the actual operating results being different than the estimates set forth herein, and such differences may be adverse and material. Market and Industry Data This presentation includes industry and trade association data, forecasts and information that was prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys and other independent sources available to the Company. Some data also are based on Post’s good faith estimates, which are derived from management’s knowledge of the industry and from independent sources. These third-party publications and surveys generally state that the information included therein has been obtained from sources believed to be reliable, but that the publications and surveys can give no assurance as to the accuracy or completeness of such information. Post has not independently verified any of the data from third-party sources nor has it ascertained the underlying economic assumptions on which such data are based. Post’s market share data is based on information from Nielsen Expanded All Outlets Combined (“xAOC”) or ACNielsen. 3 Additional Information (Cont’d)

Financial Information for Acquired or to be Acquired Businesses The financial information set forth in this presentation for Dakota, Golden Boy, Dymatize, Michael Foods, ABC and MOM Brands are estimates based on the internal financial statements for those businesses that were prepared by their respective prior management (or current management in the case of MOM Brands). These internal financial statements have not been audited or reviewed by Post’s independent auditors or any other accounting firm. Management’s estimate of the adjusted EBITDA of MOM Brands is based on the audited financial statements for MOM Brands for the fiscal years ended December 27, 2014 and December 28, 2013.The results reflected in audited financial statements may vary from the information provided in this presentation. The financial data for Michael Foods and MOM Brands and the estimates for Golden Boy, Dymatize, Michael Foods and ABC reflect performance under each business’ prior parent company or ownership group (or current parent company in the case of MOM Brands) and may not be indicative of the operating results that can be obtained under Post’s cost structure. Trademarks and Brands The logos, trademarks, trade names and service marks mentioned in this presentation, including Honey Bunches of Oats®, Pebbles™, Post Selects®, Great Grains®, Post® Shredded Wheat, Golden Crisp®, Alpha-Bits®, Spoon Size® Shredded Wheat, Post® Raisin Bran, Oh’s®, Grape- Nuts®, Honeycomb®, Attune®, Uncle Sam®, Erewhon®, Golden Temple™, Peace Cereal®, Sweet Home Farm®, Willamette Valley Granola Company™, Premier Protein®, Joint Juice®, Dymatize®, Supreme Protein®, PowerBar®, Musashi®, Papetti’s®, All Whites®, Better’n Eggs®, Easy Eggs®, Abbotsford Farms®, Simply Potatoes® and Crystal Farms® brands are currently the property of, or are under license by, Post or its subsidiaries. Additional Information (Cont’d) 4

1. Transaction overview 5

Summary Overview 6 (1) On a cash-free, debt-free basis. See Post’s January 26, 2015 press releases and Form 8-Ks for further details. (2) Multiple of 7.9x represents: (i) purchase price of $1.15bn minus estimated $200 NPV of tax benefits, divided by (ii) Adjusted EBITDA. (3) Multiple of 5.6x represents: (i) purchase price minus estimated NPV of tax benefits, divided by (ii) Adjusted EBITDA plus $50mm expected run-rate synergies (excluding one-time costs to achieve synergies). (4) Including greenshoe and net of commissions. (5) Includes MOM Brands adjusted EBITDA plus $50mm expected run-rate synergies by third fiscal year post closing (excluding one-time costs to achieve synergies), and $10mm expected synergies from Michael Foods transaction. (6) Excluding one-time transaction expenses. Overview  On January 25th Post Holdings, Inc. (“Post” or the “Company”) reached an agreement to acquire MOM Brands Company (“MOM Brands”) for $1.15bn(1) − MOM Brands is a privately held best-in-class value cereal company, which generated $759mm in revenue and $120mm in Adjusted EBITDA for fiscal year 2014 − Purchase price represents 7.9x LTM Adjusted EBITDA (net of expected tax benefits)(2) and 5.6x LTM run- rate synergized Adjusted EBITDA (net of expected tax benefits)(3)  Increases Post’s scale and market position in the RTE cereal category to an expected 16 out of top 50 brands Expected sources of funding  Excess cash on hand including $342mm of net proceeds from common equity offering in February 2015(4)  $700mm committed financing in the form of Term Loan B − Expected take-out of the commitments to be $700mm Term Loan B − On March 6, 2015 Post completed a second amendment to its credit agreement allowing for greater financial flexibility  $100mm of Post equity consideration to the sellers – 2,454,425 common shares per terms of purchase agreement PF Impact  Combined pro forma LTM 12/31/2014 Net Sales and Adjusted EBITDA of $5.0bn and $687mm(5)  Expected to be immediately accretive to Post’s Adjusted EBITDA margins and free cash flow(6) Timing  Term Loan B launch is March 18, 2015  Term Loan B commitments due April 1, 2015  Closing of MOM transaction is expected to be May 2015, subject to customary closing conditions − HSR waiting period expired on March 5, 2015

Illustrative Transaction Overview
$700mm TL

Sources & uses

($ in millions)

Sources		Uses	
Excess balance sheet cash	$37	Total purchase price	$1,150
Equity offering proceeds	342	Estimated fees and expenses	29
Incremental senior secured debt	700		
Common equity to seller	100		
Total sources	**$1,179**	**Total uses**	**$1,179**

($ in millions)

Purchase price analysis	
Purchase price	$1,150
(–) NPV of tax benefit	(200)
Net purchase price	$950
Adjusted EBITDA	$120
(+) synergies[(1)]	50
PF Adjusted EBITDA	$170
EV / PF Adjusted EBITDA	*5.6x*

Pro forma capitalization

($ in millions)	(12/31) Current	Mult. EBITDA (12/31) Gross	Mult. EBITDA (12/31) Net	Transaction Adjustments	Pro forma	Mult. EBITDA (12/31) Gross	Mult. EBITDA (12/31) Net
Cash	$177			($37)[(2)]	$140		
$400m revolving credit facility	–				–		
Term Loan B (Principal Amount)	$881			$700	$1,581		
Capital leases	4				4		
Total secured debt	**$884**	**1.7x**	**1.4x**		**$1,584**	**2.3x**	**2.1x**
7.375% senior unsecured notes	$1,375				$1,375		
6.750% senior unsecured notes	875				875		
6.000% senior unsecured notes	630				630		
Mandatory convertible security - debt portion	35				35		
Wakefield IRB	5				5		
Total debt	**$3,804**	**7.4x**	**7.0x**		**$4,504**	**6.6x**	**6.4x**
3.75% convertible preferred	$242	7.4x	7.0x		$242	6.6x	6.4x
2.50% convertible preferred	320	7.4x	7.0x		320	6.6x	6.4x
Mandatory convertible security[(3)]	252	7.4x	7.0x		252	6.6x	6.4x
Market cap (as of 03/13/15)	$2,525			$100	$2,625		
Total capitalization (w/ market value)	**$7,143**				**$7,943**		
Net debt to total capitalization	50.8%				54.9%		
Interest coverage	2.0x				2.4x		
12/31/14 Adjusted EBITDA w/ $50m synergy credit	$517[(4)]			$170[(5)]	**$687**		

Note: Net leverage ratio calculated using entire cash balance, however credit agreement allows for $100 million cash netting.
(1) Excludes one-time costs to achieve synergies.
(2) Cash adjustment is pro forma for $342 million equity offering proceeds (including greenshoe), net of gross spread of $13 million based on 3.75%.
(3) Mandatory convertible security broken out between $35 million debt portion and $252 million convertible portion.
(4) Includes $10 million of Michael Foods synergies (See "Post Historical Financials Reconciliation").
(5) Includes MOM Brands adjusted EBITDA plus $50mm expected run-rate synergies by third fiscal year post closing (excluding one-time costs to achieve synergies).

7

2. Acquisition of MOM Brands 8

Combination Overview

	Post	+ MOM Brands	= Post + MOM Brands
Financial(1):			
12/31/14 Sales ($mm)	~$4,300	$759	$5,059
12/31/14 Adjusted EBITDA ($mm)	$517(3)	$120	$687(4)
% margin	*12.0%*	*15.8%*	*13.6%*
Market share(2):			
RTE cereal market share	11%	7%	18%
# of Top 50 RTE cereal brands	7	9	16
RTE market rank	#3	#4	Strong #3

Sales business mix(5)



Private label peanut butter and granola 12%
Post Foods RTE cereal 22%
Pasta 6%
Potatoes and cheese 13%
Protein bars, powders and shakes 12%
Egg products 35%



RTE cereal, Hot Wheat, Oatmeal 100%



Private label peanut butter and granola 10%
Post Foods RTE cereal 19%
Pasta 5%
Potatoes and cheese 11%
MOM Brands 15%
Protein bars, powders and shakes 10%
Egg products 30%

(1) Post sales and Adjusted EBITDA shown on the left reflects the last twelve months ended 12/31/14 pro forma to include all closed acquisitions as of 3/18/15.
(2) Market share data per AC Nielsen.
(3) Includes $10 million of Michael Foods synergies.
(4) Includes $50mm expected run-rate synergies by third fiscal year post closing (excluding one-time costs to achieve synergies).
(5) Post business mix shown on the left represents the last twelve months ended 12/31/14, pro forma to include all closed acquisitions as of 3/18/15 including both pre- and post- acquisition periods. Post business mix shown on the right is pro forma for the acquisition of MOM Brands.

9

(1) Fiscal year ended September 30, 2012. (2) Last twelve months ended December 31, 2014; pro forma to include all closed acquisitions as of January 26, 2015 including both pre- and post-acquisition periods, as well as the pending acquisition of MOM Brands. 10 Post’s Transformation from a Slow-Growth, Single Category Participant to a Growing, Diversified Enterprise 2012 2014  One operating unit  Single category participant  Low, slow growth category  Net sales of $959mm(1)  Diversified consumer products enterprise  Multi-category participant  Categories with dynamic growth prospects  December 31, 2014 LTM net sales of $5.0bn(2) Net Sales Breakdown Net Sales Breakdown (2)

Focus on Strong Cash Generation

Key Cash Flow Characteristics

1. Recurring revenue stream supported by strong market or growing positions and attractive category trends
2. Attractive Adjusted EBITDA margins
3. Limited capex needs
4. Modest working capital requirements
5. Low incremental cash taxes

Illustrative Free Cash Flow

	Status Quo	Pro forma	Change
Post forecast Adjusted EBITDA(1)	$560	$560	
MOM Brands adjusted EBITDA(2)	-	120	
Run-rate synergies(3)	-	50	
Pro forma Adjusted EBITDA	**$560**	**$730**	**+$170**
Less: Interest(4)	235	265	
Less: Maintenance capital expenditures	80	100	
Less: Estimated cash taxes	70	90	
FCF to all shareholders	**$175**	**$275**	
Less: Dividends on convertible preferred securities	17	17	
FCF after dividends	**$158**	**$258**	**+$100**
FCF after dividends as a % of Adjusted EBITDA	**28.2%**	**35.3%**	

~80% of acquired EBITDA converts into FCF

The MOM Brands Transaction is Highly Accretive to FCF

(1) Based on midpoint of Post management guidance for FY2015E.
(2) Includes MOM Brands adjusted EBITDA for the fiscal year ended December 27, 2014 plus $50mm expected run-rate synergies by third fiscal year post closing (excluding one-time costs to achieve synergies).
(3) Run-rate synergies of approximately $50mm expected by the third full fiscal year post-closing. Excludes expected one-time costs of $70mm to $80mm to achieve synergies.
(4) Pro forma for interest on debt for the acquisition of MOM Brands.

11

4. Financial update 12

Post Holdings Adjusted EBITDA Bridge Pro Forma Adjusted EBITDA(1) $416 $517 $687 $3 $83 $15 $170 Post Adj 4 Adj 5 Adj 6 End Adj 6 End LTM Q1 2015 (1) Please see appendix for details of full year pro forma adjustments. (2) Includes $10 million of cost savings associated with Michael Foods. (3) See Post’s January 26, 2015 press release and Form 8-K for further details. Includes run-rate synergies of approximately $50mm expected by the third full fiscal year post-closing. (2) LTM Q1 2015 13 LTM Q1 2015 w/ MOM Brands (3)

Appendix 14

($ in mm) Fiscal Year Ended Sep 30 Fiscal Q1 LTM Ended Dec 31 2014 2014 Operating profit (loss) $ ($207.7) ($192.0) Depreciation and amortization 155.8 197.8 EBITDA $ (51.9) 5.8 Stock compensation 14.5 17.4 Intangible asset impairment 295.6 295.6 Impact of mark-to-market accounting for economic hedges 9.8 8.7 Losses on hedge of purchase price of acquisitions 13.1 11.8 Separation costs 2.6 2.8 Inventory revaluation adjustment on acquired businesses 26.1 29.3 Restructuring and plant closure costs 5.6 4.2 Acquisition related transaction costs 27.7 29.3 Integration costs 5.3 7.4 Legal settlement (2.0) (2.0) Loss on assets held for sale 5.4 12.5 Gain on change in fair value of acquisition earn-out (4.7) (5.4) Gain from insurance proceeds (3.4) (3.4) Foreign currency loss on intercompany loans 0.8 2.2 Adjusted EBITDA $ 344.5 416.2 15 Note: Please see the following pages for additional detail about the above table. Post Historical Financials Reconciliation

($ in mm) Fiscal Year Ended Sep 30 Fiscal Q1 LTM Ended Dec 31 2014 2014 Reported Adjusted EBITDA $ 344.5 416.2 Dakota Growers Adjusted EBITDA 7.4 – Dymatize Adjusted EBITDA 4.2 0.1 Golden Boy Adjusted EBITDA 13.4 2.5 Michael Foods Adjusted EBITDA 143.1 73.3 American Blanching Adjusted EBITDA 15.9 14.7 Pro forma Michael Foods synergies 10.0 10.0 Pro Forma Adjusted EBITDA $ 538.5 516.8 16 Post Historical Financials Reconciliation Note: Please see the following pages for additional detail about the above table.

17 Note: Post prepares Pro Forma Adjusted EBITDA by further adjusting Adjusted EBITDA to give effect to recent acquisitions, as well as its pending acquisition of MOM Brands, as if those acquisitions had occurred on January 1, 2014 by adding management’s estimate of the Adjusted EBITDA for each such business. The Adjusted EBITDA presented in this document for the completed acquisitions (Dymatize, Golden Boy, Michael Foods and American Blanching) and MOM Brands are based on the financial statements for those businesses that were prepared by their respective pre-acquisition management (or in the case of MOM Brands, its current management) and from due diligence procedures performed by Post and, except as expressly stated otherwise, do not include any contributions from synergies or cost savings that management expects to achieve in the future. These financial statements have not been audited or reviewed by independent auditors or any other accounting firm. Lenders should be aware that Adjusted EBITDA for these acquired entities may not be entirely comparable to Post’s measure of EBITDA or Adjusted EBITDA. Pro Forma Adjusted EBITDA has not been prepared in accordance with the requirements of Regulation S-X or any other securities laws relating to the presentation of pro forma financial information. Pro Forma Adjusted EBITDA is presented for information purposes only and does not purport to represent what Post’s actual financial position or results of operations would have been if the acquisitions had been completed as of an earlier date or that may be achieved in the future. Pro Forma Adjusted EBITDA does not include any contribution from, or otherwise adjust for, our acquisition of the PowerBar and Musashi branded premium bars, powders and gel products business of Nestlé S.A, which was completed on October 1, 2014. Acquisition adjustments for completed acquisitions represent management’s estimate of the Adjusted EBITDA of the Golden Boy, Dymatize, Michael Foods and American Blanching for the period from January 1, 2014 to the closing dates of the respective acquisitions, as described in more detail in the following tables. Acquisition adjustments for completed acquisitions also include approximately $10mm of annual run-rate pre-tax synergies currently expected to be recognized in Post’s fiscal year 2015 from improved commodity purchasing as well as indirect purchasing and professional services, as a result of benefits of scale from the acquisition of Michael Foods. Post Historical Financials Reconciliation (Cont’d)

Adjusted EBITDA Acquisition Adjustments (Partial Year)
Fiscal year ended September 30, 2014

($ in mm)	Dakota [(1)]	Golden Boy [(2)]	Dymatize [(3)]	Michael Foods [(4)]	American Blanching [(5)]
	October 1, 2013 through December 31, 2013	October 1, 2013 through January 31, 2014	October 1, 2013 through January 31, 2014	September 29, 2013 through June 1, 2014	October 1, 2013 through September 30, 2014
Earnings (Loss) Before Tax	**$ 5.2**	**$ (13.4)**	**$ (5.2)**	**$ (209.9)**	**$ 12.2**
Depreciation and amortization	2.4	2.4	3.6	60.8	2.0
Interest expense, net	-	0.9	3.8	74.3	0.5
Stock / incentive compensation	-	-	-	80.5	-
Transaction expenses	0.2	23.8	1.0	57.2	0.5
Commodity hedging gains	(0.5)	-	-	-	-
Loss on early extinguishment of debt	-	-	-	78.1	-
Management fees	-	-	-	1.7	0.4
Unrealized loss on currency transactions	-	-	-	0.8	-
Other	0.1	(0.3)	1.0	(0.4)	0.3
Adjusted EBITDA	**$ 7.4**	**$ 13.4**	**$ 4.2**	**$ 143.1**	**$ 15.9**

Note: The amounts in the table are derived from the financial statements for those businesses that were prepared by their respective pre-acquisition management and from due diligence procedures performed by Post. These amounts represent management's estimates as of the date of this document only. These financial statements have not been audited or reviewed by independent auditors or any other accounting firm. Please refer to the note to "Post Historical Financials Reconciliation" for additional information regarding Adjusted EBITDA of the businesses identified above.

(1) Adjustment gives effect to the acquisition of Dakota, which was consummated effective January 1, 2014, as if such acquisition had occurred on October 1, 2013 by including the Adjusted EBITDA of Dakota for the period from October 1, 2013 through December 31, 2013.

(2) Adjustment gives effect to the acquisition of Golden Boy, which was consummated effective February 1, 2014, as if such acquisition had occurred on October 1, 2013, by including management's estimate of the Adjusted EBITDA of Golden Boy for the period from October 1, 2013 through January 31, 2014. Amounts were converted at the average conversion rate for the period of $0.9448/CAD1.0000.

(3) Adjustment gives effect to the acquisition of Dymatize, which was consummated effective February 1, 2014, as if such acquisition had occurred on October 1, 2013, by including management's estimate of the Adjusted EBITDA of Dymatize for the period from October 1, 2013 through January 31, 2014.

(4) Adjustment gives effect to the acquisition of Michael Foods, which was consummated effective June 2, 2014, as if such acquisition had occurred on October 1, 2013, by including management's estimate of the Adjusted EBITDA of Michael Foods for the period from September 29, 2013 through June 1, 2014.

(5) Adjustment gives effect to the acquisition of American Blanching, which was consummated effective November 1, 2014, as if such acquisition had occurred on October 1, 2013, by including management's estimate of the Adjusted EBITDA of American Blanching for the period from October 1, 2013 through September 30, 2014.

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Adjusted EBITDA Acquisition Adjustments (Partial Year)
Fiscal Q1 LTM ended December 31, 2014

($ in mm)	Golden Boy (1)	Dymatize (2)	Michael Foods (3)	American Blanching (4)
	January 1, 2014 through January 31, 2014	January 1, 2014 through January 31, 2014	December 29, 2013 through June 1, 2014	January 1, 2014 through October 31, 2014
Earnings (Loss) Before Tax	**$ (21.6)**	**$ (3.2)**	**$ (226.8)**	**$ 11.6**
Interest expense	0.8	1.0	46.5	0.4
Depreciation and amortization	0.5	0.9	38.1	1.7
Non-cash stock compensation	-	-	80.0	-
M&A transaction costs	22.8	0.8	56.4	0.5
Unrealized losses on currency transactions	-	-	0.3	-
Sponsor management fees	-	-	1.0	0.3
Loss on early extinguishment of debt	-	-	78.1	-
Other	-	0.6	(0.3)	0.2
Adjusted EBITDA	**$ 2.5**	**$ 0.1**	**$ 73.3**	**$ 14.7**

Note: The amounts in the table are derived from the financial statements for those businesses that were prepared by their respective pre-acquisition management and from due diligence procedures performed by Post. These amounts represent management's estimates as of the date of this document only. These financial statements have not been audited or reviewed by independent auditors or any other accounting firm. Please refer to the note to "Post Historical Financials Reconciliation" for additional information regarding Adjusted EBITDA of the businesses identified above.

(1) Adjustment gives effect to the acquisition of Golden Boy, which was consummated effective February 1, 2014, as if such acquisition had occurred on January 1, 2014, by including management's estimate of the Adjusted EBITDA of Golden Boy for the period from January 1, 2014 through January 31, 2014. Amounts were converted at the average conversion rate for the period of $0.9168/CAD1.0000.

(2) Adjustment gives effect to the acquisition of Dymatize, which was consummated effective February 1, 2014, as if such acquisition had occurred on January 1, 2014, by including management's estimate of the Adjusted EBITDA of Dymatize for the period from January 1, 2014 through January 31, 2014.

(3) Adjustment gives effect to the acquisition of Michael Foods, which was consummated effective June 2, 2014, as if such acquisition had occurred on January 1, 2014, by including management's estimate of the Adjusted EBITDA of Michael Foods for the period from December 29, 2013 through June 1, 2014.

(4) Adjustment gives effect to the acquisition of American Blanching, which was consummated effective November 1, 2014, as if such acquisition had occurred on January 1, 2014, by including management's estimate of the Adjusted EBITDA of American Blanching for the period from January 1, 2014 through October 31, 2014.

19

20 MOM Brands Historical Financials Reconciliation Fiscal Year Ended Dec. 28, 2013 Fiscal Year Ended Dec. 27, 2014 Earnings before income taxes $ 28.9 $ 47.6 Depreciation and amortization 57.9 56.9 Interest Expense 10.1 9.5 Restructuring expenses 4.5 – Transaction costs – 0.9 Consulting fees 4.2 4.2 Board / Shareholder Expenses 0.9 0.9 Other Income (1.1) – Adjusted EBITDA $ 105.4 $ 120.0 ($ in mm)

Post Holdings, Inc.